UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2026

Landmark Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-33203

Delaware	43-1930755
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

701 Poyntz

Manhattan, Kansas 66502

(Address of principal executive offices, including zip code)

(785) 565-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LARK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Officer Compensation.

On October 21, 2026, the Board of Directors (the “Board”) of Landmark Bancorp, Inc. (the “Company”) approved the Landmark Bancorp, Inc. Management Incentive Program (the “Program”), upon the recommendation of the Compensation Committee of the Board (the “Committee”). Participants in the Program include executive officers and other key members of management of the Company and its wholly-owned subsidiary, Landmark National Bank (the “Bank”), including Abigail M. Wendel, President and Chief Executive Officer, and Mark A. Herpich, Chief Financial Officer, who are the Company’s principal executive officer and principal financial officer, respectively. The full terms of the Plan are set forth in Exhibit 10.1 filed herewith and incorporated herein by reference.

The Program, which is administered by the Committee, consists of an annual cash incentive program (the “AIP”) and a long-term equity incentive program (the “LTIP”). The Committee designates participants and, for each Program year, assigns each participant a target AIP opportunity and an LTIP opportunity, each expressed as a percentage of base salary.

Under the AIP portion of the Program, participants are eligible to earn an annual cash award based on performance against performance measures, weightings and threshold, target and stretch goals established by the Committee. Performance at the threshold, target and stretch levels earns 50%, 100% and 150%, respectively, of the weighted portion of the participant’s target AIP opportunity, with straight-line interpolation between levels, no payout for performance below threshold, and a maximum payout of 150% of target. The Committee may adjust results to reflect extraordinary, unusual, non-recurring or unforeseen events. Earned AIP awards are paid in cash following the Committee’s certification of results, and in any event in the year following the performance period. Participants generally must remain employed through the payment date, subject to prorated or full payment in the event of death, disability or qualifying retirement.

Under the LTIP portion of the Program, participants are eligible to receive equity awards under the Landmark Bancorp, Inc. 2024 Stock Incentive Plan, generally consisting of 50% of time-based restricted stock awards and 50% of performance-contingent grants of time-based restricted stock awards. The awards are generally granted following the Committee’s certification of AIP results for the applicable year, and the number of performance stock awards granted ranges from 0% to 150% of target based on the participant’s AIP achievement for that year. Once granted, the awards generally vest in equal annual installments over three years, subject to continued service and the terms of the 2024 Stock Incentive Plan and the applicable award agreement.

For 2026, Ms. Wendel’s target AIP opportunity is 35% of her base salary and her LTIP opportunity is 25% of her base salary, and Mr. Herpich’s target AIP opportunity is 25% of his base salary and his LTIP opportunity is 20% of his base salary.

The Board may amend, suspend or terminate the Program at any time.

The foregoing description of the Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Program set forth in Exhibit 10.1 filed herewith and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Landmark Bancorp, Inc. Management Incentive Program
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK BANCORP, INC

Dated: October 26, 2026	By:	/s/ Mark A. Herpich
Mark A. Herpich
Chief Financial Officer